EXHIBIT (a)(2)

                       TRUSTEE AUTHORIZATION TO ESTABLISH
                           ADDITIONAL SERIES OF SHARES
                   OF THE TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
                                (LIFECYCLE FUNDS)

         In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Institutional Mutual Funds (the "Trust"), dated April 15, 1999, as amended, the undersigned trustees of the Trust hereby establish to following seven additional separate and distinct series of shares of the Trust, which shares shall initially all be of one class:

                                    2010 Fund
                                    2015 Fund
                                    2020 Fund
                                    2025 Fund
                                    2030 Fund
                                    2035 Fund
                                    2040 Fund

         IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 21st day of April, 2004.

/s/ Willard T. Carleton                              /s/ Stephen A. Ross
---------------------------                          ---------------------------
Willard T. Carleton                                  Stephen A. Ross



/s/ Martin J. Gruber                                 /s/ Maceo K. Sloan
---------------------------                          ---------------------------
Martin J. Gruber                                     Maceo K. Sloan



/s/ Nancy L. Jacob
---------------------------                          ---------------------------
Nancy L. Jacob                                       Robert W. Vishny



/s/ Bevis Longstreth
---------------------------
Bevis Longstreth



/s/ Bridget A. Macaskill
---------------------------
Bridget A. Macaskill